Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER NET INCOME OF $22.1 MILLION
Strong Fundamentals Drive Record Earnings in 2017

Rockland, Massachusetts (January 18, 2018) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2017 fourth quarter net income of $22.1 million, or $0.80 per diluted share, compared to $23.9 million, or $0.87 per diluted share, reported in the prior quarter. Net income for the full year was $87.2 million, or $3.19 on a diluted earnings per share basis, as compared to $76.6 million, or $2.90 per diluted share in the prior year. During the fourth quarter of 2017 the Tax Cuts and Jobs Act ("the Tax Act") was signed into law, requiring the Company to revalue its deferred tax assets and liabilities and reassess the value of its low-income housing project investments ("LIHTC investments"). As such, the Company recorded in the fourth quarter additional tax expense of $1.9 million and $466,000 related to the write-down of its net deferred tax assets and LIHTC investments, respectively, both of which were considered to be noncore. There were no adjustments to net income during the third quarter which the Company considers to be noncore. Excluding these items, operating net income for the fourth quarter was $24.4 million, or $0.89 per diluted share, and represented an increase in operating net income of $573,000, or 2.4%, and an increase in operating diluted earnings per share of $0.02, or 2.3%, as compared to the third quarter in 2017. In addition, on an operating basis, full year net income was $91.7 million, or $3.35 on a diluted earnings per share basis, an increase of $11.3 million, or 14.1% in operating net income and an increase in operating diluted earnings per share of $0.31, or 10.2% as compared to the prior year.

“Rockland Trust set a new earnings per share record in 2017,” said Christopher Oddleifson, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust. “Due to the strong relationships my colleagues establish with our customers, as reflected by J.D. Power’s recognition in 2017 of Rockland Trust as having the highest ranking for customer satisfaction with retail banking in New England, we enjoyed organic loan and deposit growth and delivered a strong return on equity to our shareholders. Rockland Trust augmented its organic growth with the mid-2017 acquisition of The Edgartown National Bank, which expanded our territory to include Martha’s Vineyard. Rockland Trust’s consistently strong performance has us well-positioned for continued growth and expansion in 2018.”

BALANCE SHEET

Total assets of $8.1 billion at December 31, 2017 increased by $29.1 million, or 0.4%, from the prior quarter and by $372.7 million, or 4.8%, as compared to the year ago period, inclusive of the 2017 second quarter Island Bancorp, Inc. ("Island Bancorp") acquisition.

Total loans rose in the fourth quarter by $65.7 million, or 1.0%, from the prior quarter. The overall growth in the fourth quarter was driven by solid volumes in all commercial loan categories, including strong growth in commercial and industrial (increased by $30.0 million, or 13.9% on an annualized basis) and moderate growth within commercial real estate (increased by $29.4 million or 3.8% on an annualized basis). Exclusive of the Island Bancorp acquisition, total loans increased by $200.4 million, or 3.3%, when compared to the year ago period.

Deposit balances in the fourth quarter increased by $46.3 million, or 0.7% from the prior quarter. The Company continued to experience strong growth in money market accounts and interest checking accounts along with higher time deposit levels driven by increased customer demand arising from the increase in short term rates. Exclusive of the Island Bancorp acquisition, total deposits increased by $157.4 million, or 2.5%, when compared to the year ago period. The Company's core deposits as a percentage of total deposits remained over 90% at December 31, 2017. The total cost of deposits increased by two basis points in the fourth quarter to 0.22%.

The securities portfolio also increased by $37.3 million, or 4.1% compared to the prior quarter due to purchases of $74.9 million, partially offset by paydowns on existing securities, and is up approximately $95.0 million from the year ago period, none of which is attributable to the Island Bancorp acquisition.

The Company's total borrowings of $323.7 million decreased $17.0 million during the fourth quarter, mainly due to a decline in customer repurchase agreements. The total cost of borrowings was lowered to 1.58% for the fourth quarter, versus 1.63% in the linked quarter, as the Company realized the full benefit of an interest-rate hedge entered into during the third quarter of 2017.

Stockholders' equity at December 31, 2017 rose to $943.8 million, representing an increase of 1.4% from September 30, 2017, due primarily to strong earnings retention. Stockholders' equity increased by 9.2% when compared to the year ago period, driven primarily by the Island Bancorp acquisition. Book value per share increased $0.44, or 1.3%, during the fourth quarter compared to the prior quarter, and the Company's ratio of common equity to assets of 11.68% increased by 12 basis points from the prior quarter and by 46 basis points from the same period a year ago. The Company's tangible book value per share rose by $0.48, or 1.9%, to $25.60 in the fourth quarter compared to the third quarter of 2017, and is now 9.2% higher than the year ago period. The Company's ratio of tangible common equity to tangible assets of 8.96% at December 31, 2017 represents increases of 14 basis points from the prior quarter and 49 basis points from the same period a year ago.

NET INTEREST INCOME

Net interest income for the fourth quarter increased 1.1% to $67.8 million compared to $67.1 million in the prior quarter, mainly attributable to higher levels of interest-earning assets. The Company’s net interest margin remained relatively consistent with the prior quarter at 3.64%, reflecting the slight rise in deposit costs. The benefit of the December Federal Reserve rate increase will not be realized until 2018 due to the timing of asset repricing. The net interest margin for the full year rose by 20 basis points to 3.60%.

NONINTEREST INCOME

Noninterest income of $21.9 million increased $1.1 million, or 5.5%, in the fourth quarter compared to the prior quarter. Significant changes in noninterest income in the fourth quarter compared to the prior quarter included the following:

•
Investment management income increased by $259,000, or 4.3%, reflecting a higher level of assets under administration, which grew 6.4% to $3.5 billion as of December 31, 2017, due to strong new business generation as well as market appreciation.

•	The increase in cash surrender value of life insurance policies of $108,000, or 10.6%, was due to the annual dividend income received in the fourth quarter.

•	Loan level derivative income increased by $325,000, or 41.5%, as a result of increased customer demand in the quarter.

•
Other noninterest income increased by $482,000, or 17.7%, primarily due to increases in the Company's 1031 exchange fees, asset based lending fees and capital gain distributions received on equity securities.

NONINTEREST EXPENSE

Noninterest expense of $51.5 million in the fourth quarter was $157,000, or 0.3% higher than the prior quarter. Significant changes in noninterest expense in the fourth quarter compared to the prior quarter included the following:

•	Salaries and employee benefits expense increased by $1.0 million, or 3.6%, due primarily to an increase in incentive programs and severance costs.

•	Occupancy and equipment expense increased by $306,000, or 5.0%, due to the write-off of an intangible asset associated with an exited acquired branch along with snow removal costs.

•	The FDIC assessment increased by $161,000, or 23.9%, due to increases in both the assessment base and the applicable rate.

•	Other noninterest expense decreased by $1.3 million, or 9.6%, driven primarily by lower loan work-out costs and decreased advertising expenses.

The Company generated a return on average assets and a return on average common equity of 1.08% and 9.28%, respectively, in the fourth quarter, as compared to 1.18% and 10.18%, respectively, for the prior quarter. On an operating basis, the Company generated a return on average assets and return on average equity of 1.20% and 10.28% during the fourth quarter, respectively. During the third quarter, there were no adjustments to net income that the Company considers to be non-core.

The Company's tax expense for the fourth quarter was $14.9 million, reflecting an effective rate of 40.3%. This amount includes the previously mentioned expense associated with the revaluation of the Company's net deferred tax assets of $1.9 million and the revaluation of the Company's LIHTC investments of $466,000 due to the Tax Act. In the absence of these changes from the Tax Act, tax expense for the quarter would have been $12.6 million, or an effective rate of 33.9%. In addition, as a result of the reduction in the corporate federal tax rate included in the Tax Act, the Company expects an overall tax rate for 2018 of approximately 23%.

ASSET QUALITY

During the fourth quarter, the Company recorded total net charge-offs of $367,000, or 0.02% of average loans on an annualized basis, compared to net recoveries of $231,000 in the prior quarter. Provision for loan losses was $1.3 million for the fourth quarter of 2017 as compared to no provision in the third quarter of 2017, reflecting both the increase in net charge-offs as well as loan growth. Nonperforming loans decreased to $49.6 million, or 0.78% of loans, at December 31, 2017 from $50.3 million, or 0.80% of loans, at September 30, 2017. Total nonperforming assets decreased to $50.3 million at the end of the fourth quarter, as compared to $53.2 million at the end of the prior quarter, driven by a sale of other real estate owned during the quarter. In the past year, nonperforming asset levels have declined by 18.4%. At December 31, 2017 delinquency as a percentage of loans was 0.77%, representing a decrease of 5 basis points from the prior quarter.

The allowance for loan losses was $60.6 million at December 31, 2017, as compared to $59.7 million at September 30, 2017. The Company’s allowance for loan losses as a percentage of loans was 0.95% at both December 31, 2017 and September 30, 2017.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 19, 2018. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay

Conference Number: 10115190 and will be available through February 2, 2018. Additionally, a webcast replay will be available until January 19, 2019.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $8.1 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Named in 2017 to The Boston Globe’s “Top Places to Work” list for the ninth consecutive year, Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through approximately 100 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, the South Shore, the Cape and Islands, and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. The Company is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes or volatility in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those acquired in previous acquisitions;

•
the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and the Consumer Protection Act and regulatory uncertainty surrounding these laws and regulations;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS, adjusted effective tax rate, tangible book value per share and the tangible common equity ratio, and return on average assets and return on average equity on an operating basis.

Operating earnings, operating EPS and the adjusted effective tax rate exclude items that management believes are unrelated to its core banking business such as losses on extinguishment of debt, merger and acquisition expenses, and other items, such as one-time adjustments as a result of changes in laws and regulations.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and other intangibles)and with analysis of return on average assets and return on average common equity on an operating basis. The Company has included information on tangible book value per share, the tangible common equity ratio, and return on average assets and return on average common equity on an operating basis because management believes that investors may find it useful to have access to the same analytical tool used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, tangible book value per share, the tangible common equity ratio, and return on average assets and return on average equity on an operating basis are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	December 31 2017	September 30 2017	December 31 2016	Dec 2017 vs.	Dec 2017 vs.
				Sept 2017	Dec 2016
Assets
Cash and due from banks	$103,485	$100,404	$97,196	3.07%	6.47%
Interest-earning deposits with banks	109,631	158,861	191,899	(30.99)%	(42.87)%
Securities
Securities - trading	1,324	1,298	804	2.00%	64.68%
Securities - available for sale	447,498	429,125	363,644	4.28%	23.06%
Securities - held to maturity	497,688	478,798	487,076	3.95%	2.18%
Total securities	946,510	909,221	851,524	4.10%	11.15%
Loans held for sale (at fair value)	4,768	5,459	6,139	(12.66)%	(22.33)%
Loans
Commercial and industrial	888,528	858,522	902,053	3.50%	(1.50)%
Commercial real estate	3,116,561	3,087,160	3,010,798	0.95%	3.51%
Commercial construction	401,797	395,267	320,391	1.65%	25.41%
Small business	132,370	130,656	122,726	1.31%	7.86%
Total commercial	4,539,256	4,471,605	4,355,968	1.51%	4.21%
Residential real estate	754,329	756,130	644,426	(0.24)%	17.05%
Home equity - first position	612,990	615,132	577,006	(0.35)%	6.24%
Home equity - subordinate positions	439,098	437,163	411,141	0.44%	6.80%
Total consumer real estate	1,806,417	1,808,425	1,632,573	(0.11)%	10.65%
Other consumer	9,880	9,872	11,064	0.08%	(10.70)%
Total loans	6,355,553	6,289,902	5,999,605	1.04%	5.93%
Less: allowance for loan losses	(60,643)	(59,710)	(61,566)	1.56%	(1.50)%
Net loans	6,294,910	6,230,192	5,938,039	1.04%	6.01%
Federal Home Loan Bank stock	11,597	11,597	11,497	—%	0.87%
Bank premises and equipment, net	94,722	94,906	78,480	(0.19)%	20.70%
Goodwill	231,806	231,806	221,526	—%	4.64%
Other intangible assets	9,341	10,299	9,848	(9.30)%	(5.15)%
Cash surrender value of life insurance policies	151,528	150,352	144,503	0.78%	4.86%
Other real estate owned and other foreclosed assets	612	2,898	4,173	(78.88)%	(85.33)%
Other assets	123,119	146,924	154,551	(16.20)%	(20.34)%
Total assets	$8,082,029	$8,052,919	$7,709,375	0.36%	4.83%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$2,159,396	$2,183,760	$2,057,086	(1.12)%	4.97%
Savings and interest checking accounts	2,599,922	2,568,620	2,469,237	1.22%	5.29%
Money market	1,325,634	1,302,662	1,236,778	1.76%	7.18%
Time certificates of deposit	644,301	627,900	649,152	2.61%	(0.75)%
Total deposits	6,729,253	6,682,942	6,412,253	0.69%	4.94%
Borrowings
Federal Home Loan Bank borrowings	53,264	53,272	50,819	(0.02)%	4.81%
Customer repurchase agreements	162,679	179,670	176,913	(9.46)%	(8.05)%
Junior subordinated debentures, net	73,073	73,071	73,107	—%	(0.05)%
Subordinated debentures, net	34,682	34,670	34,635	0.03%	0.14%
Total borrowings	323,698	340,683	335,474	(4.99)%	(3.51)%
Total deposits and borrowings	7,052,951	7,023,625	6,747,727	0.42%	4.52%
Other liabilities	85,269	98,070	96,958	(13.05)%	(12.06)%
Total liabilities	7,138,220	7,121,695	6,844,685	0.23%	4.29%

Stockholders' equity
Common stock	273	273	268	—%	1.87%
Additional paid in capital	479,430	477,877	451,664	0.32%	6.15%
Retained earnings	465,937	452,658	414,095	2.93%	12.52%
Accumulated other comprehensive (loss) income, net of tax	(1,831)	416	(1,337)	(540.14)%	36.95%
Total stockholders' equity	943,809	931,224	864,690	1.35%	9.15%
Total liabilities and stockholders' equity	$8,082,029	$8,052,919	$7,709,375	0.36%	4.83%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	December 31 2017	September 30 2017	December 31 2016	Dec 2017 vs.	Dec 2017 vs.
				Sept 2017	Dec 2016
Interest income
Interest on federal funds sold and short-term investments	$604	$417	$423	44.8%	42.79%
Interest and dividends on securities	5,864	5,661	5,379	3.59%	9.02%
Interest and fees on loans	66,384	65,667	57,561	1.09%	15.33%
Interest on loans held for sale	24	33	65	(27.27)%	(63.08)%
Total interest income	72,876	71,778	63,428	1.53%	14.90%
Interest expense
Interest on deposits	3,692	3,331	2,801	10.84%	31.81%
Interest on borrowings	1,352	1,374	1,875	(1.60)%	(27.89)%
Total interest expense	5,044	4,705	4,676	7.21%	7.87%
Net interest income	67,832	67,073	58,752	1.13%	15.45%
Provision for loan losses	1,300	—	4,000	nm	(67.50)%
Net interest income after provision for loan losses	66,532	67,073	54,752	(0.81)%	21.52%
Noninterest income
Deposit account fees	4,485	4,401	4,673	1.91%	(4.02)%
Interchange and ATM fees	4,410	4,525	4,160	(2.54)%	6.01%
Investment management	6,226	5,967	5,626	4.34%	10.66%
Mortgage banking income	1,351	1,338	2,149	0.97%	(37.13)%
Increase in cash surrender value of life insurance policies	1,127	1,019	1,109	10.60%	1.62%
Gain on sale of equity securities	—	12	1	nm	nm
Loan level derivative income	1,109	784	1,528	41.45%	(27.42)%
Other noninterest income	3,206	2,724	2,516	17.69%	27.42%
Total noninterest income	21,914	20,770	21,762	5.51%	0.70%
Noninterest expenses
Salaries and employee benefits	30,333	29,289	27,075	3.56%	12.03%
Occupancy and equipment expenses	6,391	6,085	5,940	5.03%	7.59%
Data processing and facilities management	1,256	1,272	1,144	(1.26)%	9.79%
FDIC assessment	834	673	725	23.92%	15.03%
Merger and acquisition expense	—	—	4,764	n/a	nm
Loss on sale of equity securities	10	1	—	900.00%	nm
Other noninterest expenses	12,643	13,990	11,989	(9.63)%	5.46%
Total noninterest expenses	51,467	51,310	51,637	0.31%	(0.33)%
Income before income taxes	36,979	36,533	24,877	1.22%	48.65%
Provision for income taxes	14,915	12,681	7,698	17.62%	93.75%
Net Income	$22,064	$23,852	$17,179	(7.50)%	28.44%
(nm - the percentage is not meaningful)

Weighted average common shares (basic)	27,445,739	27,436,792	26,710,029

Common share equivalents	77,615	76,307	60,022
Weighted average common shares (diluted)	27,523,354	27,513,099	26,770,051

Basic earnings per share	$0.80	$0.87	$0.64	(8.05)%	25.00%
Diluted earnings per share	$0.80	$0.87	$0.64	(8.05)%	25.00%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
Net income	$22,064	$23,852	$17,179
Noninterest expense components
Add - merger and acquisition expenses	—	—	4,764
Noncore items, gross	—	—	4,764
Less - net tax benefit associated with noncore items (1)	—	—	(1,702)
2017 Tax Act: revaluation of net deferred tax assets	1,895	—	—
2017 Tax Act: revaluation of LIHTC investments	466	—	—
Total tax impact	2,361	—	(1,702)
Net operating earnings	$24,425	$23,852	$20,241	2.40%	20.67%

Diluted earnings per share, on an operating basis	$0.89	$0.87	$0.76	2.30%	17.11%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.64%	3.65%	3.36%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.08%	1.18%	0.89%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.20%	1.18%	1.05%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	9.28%	10.18%	8.07%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	10.28%	10.18%	9.51%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Years Ended
			% Change
	December 31 2017	December 31 2016	Dec 2017 vs.
			Dec 2016

Interest income
Interest on federal funds sold and short-term investments	$1,418	$1,190	19.16%
Interest and dividends on securities	22,553	20,968	7.56%
Interest and fees on loans	253,131	224,244	12.88%
Interest on loans held for sale	92	235	(60.85)%
Total interest income	277,194	246,637	12.39%
Interest expense
Interest on deposits	12,702	11,140	14.02%
Interest on borrowings	5,632	7,653	(26.41)%
Total interest expense	18,334	18,793	(2.44)%
Net interest income	258,860	227,844	13.61%
Provision for loan losses	2,950	6,075	(51.44)%
Net interest income after provision for loan losses	255,910	221,769	15.39%
Noninterest income
Deposit account fees	17,822	18,652	(4.45)%
Interchange and ATM fees	17,291	16,210	6.67%

Investment management	23,802	21,809	9.14%
Mortgage banking income	4,960	6,607	(24.93)%
Increase in cash surrender value of life insurance policies	4,127	4,089	0.93%
Gain on sale of equity securities	19	6	216.67%
Loan level derivative income	3,836	6,155	(37.68)%
Other noninterest income	11,137	8,900	25.13%
Total noninterest income	82,994	82,428	0.69%
Noninterest expenses
Salaries and employee benefits	116,600	108,636	7.33%
Occupancy and equipment expenses	24,693	22,867	7.99%
Data processing and facilities management	4,988	4,975	0.26%
FDIC assessment	3,068	3,380	(9.23)%
Merger and acquisition expense	3,393	5,455	(37.80)%
Loss on extinguishment of debt	—	437	nm
Loss on sale of equity securities	16	32	(50.00)%
Other noninterest expenses	51,601	46,340	11.35%
Total noninterest expenses	204,359	192,122	6.37%
Income before income taxes	134,545	112,075	20.05%
Provision for income taxes	47,341	35,427	33.63%
Net Income	$87,204	$76,648	13.77%
(nm - the percentage is not meaningful)

Weighted average common shares (basic)	27,294,028	26,404,071
Common share equivalents	78,076	51,847
Weighted average common shares (diluted)	27,372,104	26,455,918

Basic earnings per share	$3.19	$2.90	10.00%
Diluted earnings per share	$3.19	$2.90	10.00%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
Net Income	$87,204	$76,648
Noninterest expense components
Add - loss on extinguishment of debt	—	437
Add - merger and acquisition expenses	3,393	5,455
Noncore items, gross	3,393	5,892
Less - net tax benefit associated with noncore items (1)	(1,241)	(2,163)
2017 Tax Act: revaluation of net deferred tax assets	1,895	—
2017 Tax Act: revaluation of LIHTC investments	466	—
Total tax impact	1,120	(2,163)
Net operating earnings	$91,717	$80,377	14.11%

Diluted earnings per share, on an operating basis	$3.35	$3.04	10.20%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.60%	3.40%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.11%	1.04%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.16%	1.09%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	9.55%	9.43%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	10.05%	9.89%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	December 31 2017	September 30 2017	December 31 2016
Nonperforming loans
Commercial & industrial loans	$32,055	$32,556	$37,455
Commercial real estate loans	3,123	3,052	6,266
Small business loans	230	403	302
Residential real estate loans	8,129	8,297	7,782
Home equity	6,022	5,903	5,553
Other consumer	79	66	49
Total nonperforming loans	$49,638	$50,277	$57,407
Other real estate owned	612	2,898	4,173
Total nonperforming assets	$50,250	$53,175	$61,580

Nonperforming loans/gross loans	0.78%	0.80%	0.96%
Nonperforming assets/total assets	0.62%	0.66%	0.80%
Allowance for loan losses/nonperforming loans	122.17%	118.76%	107.24%
Allowance for loan losses/total loans	0.95%	0.95%	1.03%
Delinquent loans/total loans	0.77%	0.82%	0.33%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31 2017	September 30 2017	December 31 2016

Nonperforming assets beginning balance	$53,175	$54,812	$26,591
New to nonperforming	2,363	3,573	37,639
Loans charged-off	(686)	(817)	(1,216)
Loans paid-off	(1,892)	(3,679)	(1,934)
Loans transferred to other real estate owned/other assets	—	(107)	(945)
Loans restored to performing status	(369)	(557)	(997)
New to other real estate owned	—	107	945
Acquired other real estate owned	—	—	2,100
Valuation write down	(39)	(238)	(48)
Sale of other real estate owned	(2,195)	—	(681)
Net capital improvements to other real estate owned	—	—	59
Other	(107)	81	67
Nonperforming assets ending balance	$50,250	$53,175	$61,580

	Net Charge-Offs (Recoveries)
	Three Months Ended			Years Ended
	December 31 2017	September 30 2017	December 31 2016	December 31 2017	December 31 2016
Net charge-offs (recoveries)
Commercial and industrial loans	$165	$(280)	$553	$3,276	$(266)
Commercial real estate loans	(3)	(286)	20	(346)	(150)
Small business loans	26	147	(36)	188	33
Residential real estate loans	23	28	(116)	176	(271)
Home equity	28	16	47	78	461
Other consumer	128	144	171	501	527
Total net charge-offs (recoveries)	$367	$(231)	$639	$3,873	$334

Net charge-offs (recoveries) to average loans (annualized)	0.02%	(0.01)%	0.04%	0.06%	0.01%

	Troubled Debt Restructurings At
	December 31 2017	September 30 2017	December 31 2016
Troubled debt restructurings on accrual status	$25,852	$26,731	$27,093
Troubled debt restructurings on nonaccrual status	6,067	5,776	5,199
Total troubled debt restructurings	$31,919	$32,507	$32,292

BALANCE SHEET AND CAPITAL RATIOS
	December 31 2017	September 30 2017	December 31 2016
Gross loans/total deposits	94.45%	94.12%	93.56%
Common equity tier 1 capital ratio (1)	11.20%	11.13%	10.82%
Tier one leverage capital ratio (1)	10.04%	10.03%	9.77%
Common equity to assets ratio GAAP	11.68%	11.56%	11.22%
Tangible common equity to tangible assets ratio (2)	8.96%	8.82%	8.47%
Book value per share GAAP	$34.38	$33.94	$32.02
Tangible book value per share (2)	$25.60	$25.12	$23.45
(1) Estimated number for December 31, 2017.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$185,073	$604	1.29%	$132,327	$417	1.25%	$307,677	$423	0.55%
Securities
Securities - trading	1,297	—	—%	1,299	—	—%	801	—	—%
Securities - taxable investments	922,904	5,847	2.51%	908,560	5,642	2.46%	831,141	5,351	2.56%
Securities - nontaxable investments (1)	2,365	25	4.19%	2,817	29	4.08%	4,274	43	4.00%
Total securities	926,566	5,872	2.51%	912,676	5,671	2.47%	836,216	5,394	2.57%
Loans held for sale	6,763	24	1.41%	5,766	33	2.27%	12,812	65	2.02%
Loans
Commercial and industrial	856,272	9,135	4.23%	868,358	9,173	4.19%	856,983	8,447	3.92%
Commercial real estate (1)	3,104,885	33,455	4.27%	3,104,098	32,875	4.20%	2,882,468	28,895	3.99%
Commercial construction	401,309	4,528	4.48%	365,143	4,177	4.54%	354,235	3,718	4.18%
Small business	130,403	1,861	5.66%	130,275	1,828	5.57%	117,131	1,609	5.46%
Total commercial	4,492,869	48,979	4.33%	4,467,874	48,053	4.27%	4,210,817	42,669	4.03%
Residential real estate	754,605	7,400	3.89%	749,813	7,656	4.05%	639,180	6,548	4.08%
Home equity	1,050,815	10,155	3.83%	1,046,894	10,081	3.82%	979,179	8,437	3.43%
Total consumer real estate	1,805,420	17,555	3.86%	1,796,707	17,737	3.92%	1,618,359	14,985	3.68%
Other consumer	10,085	222	8.73%	10,619	241	9.00%	12,370	261	8.39%
Total loans	6,308,374	66,756	4.20%	6,275,200	66,031	4.17%	5,841,546	57,915	3.94%
Total interest-earning assets	$7,426,776	$73,256	3.91%	$7,325,969	$72,152	3.91%	$6,998,251	$63,797	3.63%
Cash and due from banks	98,397			100,228			92,836
Federal Home Loan Bank stock	11,597			12,734			12,507
Other assets	557,044			567,297			552,796
Total assets	$8,093,814			$8,006,228			$7,656,390
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,556,355	$1,052	0.16%	$2,562,557	$992	0.15%	$2,436,751	$757	0.12%
Money market	1,337,491	1,261	0.37%	1,309,457	1,171	0.35%	1,239,411	825	0.26%
Time deposits	635,941	1,379	0.86%	611,080	1,168	0.76%	645,611	1,219	0.75%
Total interest-bearing deposits	4,529,787	3,692	0.32%	4,483,094	3,331	0.29%	4,321,773	2,801	0.26%
Borrowings
Federal Home Loan Bank borrowings	53,267	262	1.95%	53,926	302	2.22%	54,038	379	2.79%
Customer repurchase agreements	178,917	79	0.18%	172,387	67	0.15%	162,885	59	0.14%
Junior subordinated debentures	73,072	584	3.17%	73,070	578	3.14%	73,132	1,011	5.50%
Subordinated debentures	34,675	427	4.89%	34,664	427	4.89%	34,629	427	4.91%
Total borrowings	339,931	1,352	1.58%	334,047	1,374	1.63%	324,684	1,876	2.30%
Total interest-bearing liabilities	$4,869,718	$5,044	0.41%	$4,817,141	$4,705	0.39%	$4,646,457	$4,677	0.40%
Demand deposits	2,201,866			2,174,600			2,060,028
Other liabilities	79,208			84,782			103,144
Total liabilities	$7,150,792			$7,076,523			$6,809,629
Stockholders' equity	943,022			929,705			846,761

Total liabilities and stockholders' equity	$8,093,814			$8,006,228			$7,656,390

Net interest income		$68,212			$67,447			$59,120

Interest rate spread (2)			3.50%			3.52%			3.23%

Net interest margin (3)			3.64%			3.65%			3.36%

Supplemental Information
Total deposits, including demand deposits	$6,731,653	$3,692		$6,657,694	$3,331		$6,381,801	$2,801
Cost of total deposits			0.22%			0.20%			0.17%
Total funding liabilities, including demand deposits	$7,071,584	$5,044		$6,991,741	$4,705		$6,706,485	$4,677
Cost of total funding liabilities			0.28%			0.27%			0.28%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $380,000, $374,000, and $369,000 for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Years Ended
	December 31, 2017			December 31, 2016
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$124,014	$1,418	1.14%	$228,861	$1,190	0.52%
Securities
Securities - trading	1,223	—	—%	701	—	—%
Securities - taxable investments	901,891	22,465	2.49%	826,131	20,851	2.52%
Securities - nontaxable investments (1)	3,186	135	4.24%	4,486	180	4.01%
Total securities	906,300	22,600	2.49%	831,318	21,031	2.53%
Loans held for sale	4,760	92	1.93%	9,213	235	2.55%
Loans
Commercial and industrial	875,056	36,048	4.12%	848,434	33,206	3.91%
Commercial real estate (1)	3,067,077	127,512	4.16%	2,748,337	111,977	4.07%
Commercial construction	365,277	16,387	4.49%	365,590	15,094	4.13%
Small business	128,559	7,145	5.56%	108,619	5,875	5.41%
Total commercial	4,435,969	187,092	4.22%	4,070,980	166,152	4.08%
Residential real estate	713,608	28,179	3.95%	633,313	25,487	4.02%
Home equity	1,030,881	38,388	3.72%	952,736	32,889	3.45%
Total consumer real estate	1,744,489	66,567	3.82%	1,586,049	58,376	3.68%
Other consumer	10,641	944	8.87%	13,398	1,185	8.84%
Total loans	6,191,099	254,603	4.11%	5,670,427	225,713	3.98%
Total interest-earning assets	$7,226,173	$278,713	3.86%	$6,739,819	$248,169	3.68%
Cash and due from banks	97,694			91,107
Federal Home Loan Bank stock	12,781			12,831
Other assets	554,117			544,917
Total assets	$7,890,765			$7,388,674
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,541,845	$3,656	0.14%	$2,399,147	$3,173	0.13%
Money market	1,298,598	4,224	0.33%	1,178,262	2,996	0.25%
Time deposits	622,909	4,822	0.77%	649,678	4,971	0.77%
Total interest-bearing deposits	4,463,352	12,702	0.28%	4,227,087	11,140	0.26%
Borrowings
Federal Home Loan Bank borrowings	59,204	1,385	2.34%	61,398	1,653	2.69%
Customer repurchase agreements	166,152	257	0.15%	149,042	208	0.14%
Junior subordinated debentures	73,074	2,281	3.12%	73,207	4,083	5.58%
Subordinated debentures	34,658	1,709	4.93%	34,612	1,709	4.94%
Total borrowings	333,088	5,632	1.69%	318,259	7,653	2.40%
Total interest-bearing liabilities	$4,796,440	$18,334	0.38%	$4,545,346	$18,793	0.41%
Demand deposits	2,098,501			1,924,173
Other liabilities	82,840			106,766
Total liabilities	$6,977,781			$6,576,285
Stockholders' equity	912,984			812,389

Total liabilities and stockholders' equity	$7,890,765			$7,388,674

Net interest income		$260,379			$229,376

Interest rate spread (2)			3.48%			3.27%

Net interest margin (3)			3.60%			3.40%

Supplemental Information
Total deposits, including demand deposits	$6,561,853	$12,702		$6,151,260	$11,140
Cost of total deposits			0.19%			0.18%
Total funding liabilities, including demand deposits	$6,894,941	$18,334		$6,469,519	$18,793
Cost of total funding liabilities			0.27%			0.29%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.5 million for both the twelve months ended December 31, 2017 and 2016, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Organic Loan and Deposit Growth
(Unaudited, dollars in thousands)
	Year-over-Year
	December 31 2017	December 31 2016	Island Bancorp Balances Acquired	Organic Growth/(Decline)	Organic Growth/(Decline) %
Loans
Commercial and industrial	$888,528	$902,053	$4,271	$(17,796)	(1.97)%
Commercial real estate	3,116,561	3,010,798	44,510	61,253	2.03%
Commercial construction	401,797	320,391	106	81,300	25.38%
Small business	132,370	122,726	57	9,587	7.81%
Total commercial	4,539,256	4,355,968	48,944	134,344	3.08%
Residential real estate	754,329	644,426	87,450	22,453	3.48%
Home equity	1,052,088	988,147	18,921	45,020	4.56%
Total consumer real estate	1,806,417	1,632,573	106,371	67,473	4.13%
Total other consumer	9,880	11,064	236	(1,420)	(12.83)%
Total loans	$6,355,553	$5,999,605	$155,551	$200,397	3.34%

Deposits
Demand deposits	$2,159,396	$2,057,086	$33,599	$68,711	3.34%
Savings and interest checking accounts	2,599,922	2,469,237	47,095	83,590	3.39%
Money market	1,325,634	1,236,778	63,915	24,941	2.02%
Time certificates of deposit	644,301	649,152	14,971	(19,822)	(3.05)%
Total deposits	$6,729,253	$6,412,253	$159,580	$157,420	2.45%

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A

(Unaudited, dollars in thousands, except per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share at the dates indicated:

	December 31 2017	September 30 2017	December 31 2016
Tangible common equity
Stockholders' equity (GAAP)	$943,809	$931,224	$864,690	(a)
Less: Goodwill and other intangibles	241,147	242,105	231,374
Tangible common equity	$702,662	$689,119	$633,316	(b)
Tangible assets
Assets (GAAP)	$8,082,029	$8,052,919	$7,709,375	(c)
Less: Goodwill and other intangibles	241,147	242,105	231,374
Tangible assets	$7,840,882	$7,810,814	$7,478,001	(d)

Common Shares	27,450,190	27,438,000	27,005,813	(e)

Common equity to assets ratio (GAAP)	11.68%	11.56%	11.22%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	8.96%	8.82%	8.47%	(b/d)
Book value per share (GAAP)	$34.38	$33.94	$32.02	(a/e)
Tangible book value per share (Non-GAAP)	$25.60	$25.12	$23.45	(b/e)

APPENDIX B

(Unaudited, dollars in thousands)

The following table summarizes the impact of noncore items on of the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Years Ended
	December 31 2017	September 30 2017	December 31 2016	December 31, 2017	December 31, 2016
Net interest income (GAAP)	$67,832	$67,073	$58,752	$258,860	$227,844	(a)

Noninterest income (GAAP)	$21,914	$20,770	$21,762	$82,994	$82,428	(b)
Noninterest income on an operating basis (Non-GAAP)	$21,914	$20,770	$21,762	$82,994	$82,428	(c)

Noninterest expense (GAAP)	$51,467	$51,310	$51,637	$204,359	$192,122	(d)
Less:
Loss on extinguishment of debt	—	—	—	—	437
Merger and acquisition expense	—	—	4,764	3,393	5,455
Noninterest expense on an operating basis (Non-GAAP)	$51,467	$51,310	$46,873	$200,966	$186,230	(e)

Total revenue (GAAP)	$89,746	$87,843	$80,514	$341,854	$310,272	(a+b)
Total operating revenue (Non-GAAP)	$89,746	$87,843	$80,514	$341,854	$310,272	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	24.42%	23.64%	27.03%	24.28%	26.57%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	24.42%	23.64%	27.03%	24.28%	26.57%	(c/(a+c))
Efficiency ratio (GAAP based)	57.35%	58.41%	64.13%	59.78%	61.92%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	57.35%	58.41%	58.22%	58.79%	60.02%	(e/(a+c))

APPENDIX C

(Unaudited, dollars in thousands)

The following table summarizes the impact of the 2017 Tax Act on of the Company's calculation of the effective tax rate for the periods indicated:

	Three Months Ended			Years Ended
	December 31 2017	September 30 2017	December 31 2016	December 31, 2017	December 31, 2016
Income before income taxes	$36,979	$36,533	$24,877	$134,545	$112,075	(a)

Provision for income taxes	$14,915	$12,681	$7,698	$47,341	$35,427	(b)
Less:
2017 Tax Act: revaluation of net deferred tax assets	1,895	—	—	1,895	—	(c)
2017 Tax Act: revaluation of LIHTC investments	466	—	—	466	—	(d)
Taxes excluding impact of 2017 Tax Act	$12,554	$12,681	$7,698	$44,980	$35,427	(e) ((b)-(c)-(d))

Effective tax rate	40.33%	34.71%	30.94%	35.19%	31.61%	(b)/(a)
Impact of 2017 Tax Act	6.38%	—%	—%	1.76%	—%	(c)+(d)/(a)
Adjusted effective tax rate	33.95%	34.71%	30.94%	33.43%	31.61%	(e)/(a)